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                                                                   EXHIBIT 4.8

             SCHEDULE OF WARRANTS ISSUED (Private Placement - Agent's Warrants)



DATE OF          NAME OF WARRANT RECIPIENT          WARRANT         NUMBER OF           EXERCISE PRICE
ISSUANCE                                            NO.             SHARES OF           EXPIRES
                                                                    COMMON STOCK
----------------- -------------------------------- --------------- ----------------- ------------------------
6/12/2000         J.P. Carey Securities, Inc.      JPC-6           150,000           Exercise Price:  $1.00
                                                                                     Expires 6/12/2005
6/12/2000         Fiji Capital                     JPC-7           110,000           Exercise Price:  $1.00
                                                                                     Expires 6/12/2005
6/12/2000         Metropolitan Capital Partners,   JPC-8           210,000           Exercise Price:  $1.00
                  Inc.                                                               Expires 6/12/2005